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                                                             VALLEY MEDIA, INC.
                                                                   EXHIBIT 10.1


                                                          FOR IMMEDIATE RELEASE
                                                          ---------------------

           ROBERT CAIN TO STEP DOWN AS CEO OF VALLEY MEDIA, INC.

     FOUNDER AND CHAIRMAN BARNET J. COHEN TO ASSUME INTERIM CEO ROLE
                    SEARCH FOR PERMANENT CEO UNDERWAY

WOODLAND, CA - MAY 17th, 2000 - Valley Media, Inc. (Nasdaq: VMIX), a recognized leader in the full-line distribution of music and video entertainment products, today announced that its Board of Directors has accepted the resignation of Robert Cain as President and Chief Executive Officer effective immediately. Barnet Cohen, Chairman of the Board and founder of Valley Media, will serve as interim CEO while the Board conducts a search for a new chief executive.

"For the past nine years I have had an active role in building and managing Valley Media, as the Company has evolved," said Robert Cain. "At this juncture, I feel it is the right time to pursue other challenges and opportunities."

"We thank Rob for his contributions and dedication to Valley Media and we wish him all the best in his next endeavors," said Barnet Cohen, Chairman of the Board. "As the founder of Valley Media, I can proudly look back on the Company's tremendous history and say that we're well positioned for an even more successful future."


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Valley Media is a distributor of music, video and DVD product offering
Full-line distribution, Independent distribution, publications, and proprietary database products. The Company provides fulfillment services for eCommerce in coordination with its affiliate, amplified.com. Valley Media operates facilities in seven states with primary distribution facilities in Louisville, KY, and Woodland, CA, where its corporate headquarters are located. Additional information concerning Valley Media is available at www.valley-media.com.
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This press release contains forward-looking statements made pursuant to the
"safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by words such as "will", "expects", "anticipates", "plans", or "intends" and by other descriptions of future circumstances or conditions. Actual results may differ materially from those projected in these forward-looking statements. Factors that could affect Valley Media's actual results include, without limitation, risks and uncertainties related to the following factors: intense competition, declining rates of Internet sales, customer concentration, increased fixed costs and tighter labor markets. More information about these and other factors that could negatively affect Valley Media's financial performance and the value of its common stock is contained in Valley Media's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers of the 10-K and 10-Qs should pay particular attention to the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Factors Affecting Operating Results."

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CONTACT:
         PAIGE DICKOW, SENIOR VICE PRESIDENT, ADMINISTRATION & ORGANIZATION EFFECTIVENESS
         Valley Media, Inc.
         530.661.6600
         e-mail: pzd@valley-media.com

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